Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Executive Board of FMS Wertmanagement:

We hereby consent to the incorporation by reference in this Registration Statement under Schedule B of FMS Wertmanagement of our report dated March 18, 2016 relating to the annual financial statements of FMS Wertmanagement, which appear in the Annual Report on Form 18-K of FMS Wertmanagement for the fiscal year ended December 31, 2015.

/s/ KPMG AG WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT
KPMG AG Wirtschaftsprüfungsgesellschaft

Munich
December 20, 2016